Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TDY Industries, Inc. Profit Sharing Plan for Certain Employees Of Metalworking Products of our report dated January 15, 2001, with respect to the consolidated financial statements and schedules of Allegheny Technologies Incorporated, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Pittsburgh, Pennsylvania
May 18, 2001